                                                                      EXHIBIT 24

                           HARKEN ENERGY CORPORATION
                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Mikel D. Faulkner, Bruce N. Huff or Larry E. Cummings, or any of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities (whether on behalf of the corporation or as an Officer or Director or both thereof or by attesting the seal of the Corporation or otherwise), to sign, execute, and file a Registration Statement on Form S-4 under the Securities Exchange Act of 1933, as amended with and any and all amendments (including without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought) with all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission or any state or other regulatory authority, and granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done.

         IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney effective as of March 23, 1995.

         NAME                          CAPACITIES
         ----                          ----------

/s/ MIKEL D. FAULKNER
Mikel D. Faulkner                      Principal Executive Officer,
                                       Chairman of the Board of Directors


/s/ RICHARD H. SCHROEDER
Richard H. Schroeder                   President

/s/ BRUCE N. HUFF
Bruce N. Huff                          Principal Financial Officer and
                                       Principal Accounting Officer

/s/ EDWIN C. KETTENBRINK, JR.
Edwin C. Kettenbrink, Jr.              Director



Michael R. Eisenson                    Director



/s/ TALAT M. OTHMAN
Talat M. Othman                        Director



/s/ DONALD W. RAYMOND
Donald W. Raymond                      Director



/s/ MICHAEL M. AMEEN, JR.
Michael M. Ameen, Jr.                  Director